Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS REPORTS STRONG START TO 2011

•	Net revenues grew 11.1% to $12.6 billion; Organic Net Revenues[1] up 4.6%

•	Diluted EPS was $0.45; Operating EPS[1] was $0.52

•	Company expects 2011 Organic Net Revenue growth of at least 4% and Operating EPS of at least $2.20

NORTHFIELD, Ill. – May 5, 2011– Kraft Foods Inc. (NYSE: KFT) today reported strong first quarter 2011 results, driven by continued investments in marketing and innovation combined with aggressive cost management.

“We’re off to a stronger-than-anticipated start to the year as our teams around the world execute our growth strategy,” said Irene Rosenfeld, Chairman and CEO. “Our business fundamentals are solid, and we continue to benefit from brand-building investments which allowed us to successfully deliver net pricing to offset commodities increases and drive top-tier growth. At the same time, we’re generating cost savings to reinvest in further growth and expand margins.”

Net revenues for the first quarter were $12.6 billion. Organic Net Revenues grew 4.6 percent, driven by solid top-line growth in all regions. Pricing, which accounted for 3.7 percentage points of growth, was higher in each geographic region. Volume/mix contributed 0.9 percentage points. The shift of Easter-related shipments into the second quarter tempered growth by approximately 1.5 percentage points.

Operating income was $1.6 billion, and operating income margin was 13.1 percent. Underlying Operating Income1, which excludes acquisition-related2 and Integration Program3 costs, grew 16.0 percent to $1.8 billion. Underlying Operating Income margin expanded 60 basis points versus the prior year to 13.9 percent. Key drivers of margin expansion were lower SG&A, despite a significant increase in advertising and consumer (A&C) support, and the benefit of unrealized gains from hedging activities.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.
[3]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

Diluted earnings per share were $0.45. Operating EPS1 increased 6.1 percent to $0.52, driven by solid operating performance and unrealized gains from hedging activities. Earnings growth was tempered by the impact of higher shares outstanding and higher interest expense related to the February 2010 Cadbury acquisition.

Building Momentum in North America

Kraft Foods North America continued to build momentum in the quarter by increasing A&C support behind Power Brands.

Net revenues increased 4.4 percent. Organic Net Revenues1 increased 2.2 percent. Revenue growth was broad-based, driven by Power Brand growth of nearly 4 percent. The Easter shift tempered volume/mix growth by approximately 1.5 percentage points.

Segment operating income increased 5.4 percent. The addition of Cadbury had a favorable impact of 2.5 percentage points, net of Integration Program and acquisition-related costs. However, this was largely offset by a negative 2.0 percentage point impact from divestitures and the Starbucks CPG business4. Excluding these factors, segment operating income increased. Higher pricing and productivity more than offset higher raw material costs and unfavorable mix due to the Easter shift, while a significant increase in A&C support more than offset other SG&A cost reductions.

Strong Revenue and Operating Income Growth in Europe

Growth of Power Brands, lower overheads and productivity gains drove Kraft Foods Europe’s strong revenue and operating income performance.

Net revenues increased 11.3 percent. Organic Net Revenues increased 4.4 percent, despite a negative impact of nearly 2.5 percentage points due to the Easter shift. Power Brands grew more than 6 percent. Coffee, Biscuits and Cheese drove growth in the region, while Chocolate growth was tempered by the Easter shift.

Segment operating income increased 6.6 percent. Cadbury operating earnings and currency added 7.7 and 1.2 percentage points to growth, respectively. This was largely offset by a negative 8.1 percentage point impact from Integration Program and acquisition-related costs. Excluding these factors, the increase in segment operating income was driven by lower overheads, productivity and favorable volume/mix. These gains were partially offset by higher raw material costs net of pricing and increased A&C support.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[4]

Effective March 1, 2011, Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Kraft Foods and in a manner that Kraft Foods believes violates the terms of those agreements.

“Winning Through Focus” Continued to Drive Growth in Developing Markets

Solid execution of Kraft Foods Developing Markets’ strategy, which focuses on 5 key categories, 10 priority markets and 10 Power Brands, continued to deliver strong operating results.

Net revenues increased 24.0 percent. Organic Net Revenues1 grew 9.6 percent, driven by Power Brand growth of 16 percent. The Easter shift tempered growth by more than one-half percentage point. The Latin America and Asia Pacific regions each grew double-digits, while the CEEMA5 region posted mid-single-digit growth despite weak economic conditions.

Segment operating income increased 12.8 percent, reflecting a positive impact of 12.5 percentage points from the Cadbury acquisition, net of Integration Program and acquisition-related costs, and a negative 1.5 percentage point impact from currency. Excluding these factors, segment operating income increased modestly as higher pricing and volume/mix gains more than offset higher input costs and a strong double-digit increase in A&C.

OUTLOOK

“First quarter results bolster our confidence in our 2011 outlook,” said Tim McLevish, Executive Vice President and CFO. “We’re realizing better alignment between pricing and input costs, and volumes to date have held up well.

“At the same time, raw material costs continue to escalate and the economic environment remains unsettled,” he continued. “Our updated earnings guidance reflects this strong business momentum, consistent with our previous guidance of 11 to 13 percent Operating EPS growth, while recognizing recent changes in the U.S. premium coffee business.”

Specifically, the company now expects to deliver organic net revenue growth of at least 4 percent, excluding the impact of accounting calendar changes, and Operating EPS of at least $2.20.

CONFERENCE CALL

Kraft Foods will host a conference call for investors with accompanying slides to review its results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s web site.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[5]	Central and Eastern Europe, Middle East and Africa

ABOUT KRAFT FOODS

Northfield, Ill.-based Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion, more than half of which was earned outside North America. Eleven of the company’s iconic brands – including Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia and Trident – generate revenue of more than $1 billion annually, and 40 have been loved for more than a century. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. For more information, visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect,” “goals,” “plans,” “believe,” continue,” “may,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, our expectation for Organic Net Revenue growth and Operating EPS growth; benefits from brand-building; cost savings; growth and margins; and our Outlook, in particular, alignment between pricing and input costs and Operating EPS growth. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of, and sharp increase in, input costs, pricing actions, increased competition, risks from operating internationally, continued consumer weakness, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

The company uses underlying operating income, which is defined as operating income excluding costs related to: the Integration Program; and acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation. The company uses underlying operating income and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects operating income on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition from operating income.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and other one-time impacts from earnings per share.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2011 and 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended March 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$12,573	$11,318	11.1%

Cost of sales	7,937	7,229	(9.8)%

Gross profit	4,636	4,089	13.4%
Gross profit margin	36.9%	36.1%

Selling, general and administrative expenses	2,933	2,850	(2.9)%

Amortization of intangibles	57	33	(72.7)%

Operating income	1,646	1,206	36.5%
Operating income margin	13.1%	10.7%

Interest and other expense, net	446	624	28.5%

Earnings from continuing operations before income taxes	1,200	582	100.0+ %

Provision for income taxes	398	333	(19.5)%
Effective tax rate	33.2%	57.2%

Earnings from continuing operations	$802	$249	100.0+ %

Earnings from discontinued operations, net of income taxes	—	48	(100.0)%

Gain on divestiture of discontinued operations, net of income taxes	—	1,596	(100.0)%

Net earnings	$802	$1,893	(57.6)%

Noncontrolling interest	3	10	70.0%

Net earnings attributable to Kraft Foods	$799	$1,883	(57.6)%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.46	$0.15	100.0+ %
- Discontinued operations	—	1.02	(100.0)%

- Net earnings attributable to Kraft Foods	$0.46	$1.17	(60.7)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.45	$0.15	100.0+ %
- Discontinued operations	—	1.01	(100.0)%

- Net earnings attributable to Kraft Foods	$0.45	$1.16	(61.2)%

Average shares outstanding:
Basic	1,754	1,614	(8.7)%
Diluted	1,760	1,620	(8.6)%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended March 31,

($ in millions) (Unaudited)

							% Change
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Acquisitions (2)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP) (3)
2011
U.S. Beverages	$821	$(87)	$—	$—	$—	$734	0.0%	4.0%
U.S. Cheese	874	—	—	—	—	874	3.4%	4.0%
U.S. Convenient Meals	792	—	—	—	—	792	2.9%	2.9%
U.S. Grocery	794	—	—	—	—	794	(2.7)%	(2.7)%
U.S. Snacks	1,492	—	(76)	—	—	1,416	7.2%	1.7%
Canada & N.A. Foodservice	1,163	(4)	(41)	—	(41)	1,077	11.4%	3.7%

Kraft Foods North America	$5,936	$(91)	$(117)	$—	$(41)	$5,687	4.4%	2.2%

Kraft Foods Europe	3,016	—	(201)	—	12	2,827	11.3%	4.4%
Kraft Foods Developing Markets	3,621	—	(379)	—	(92)	3,150	24.0%	9.6%

Kraft Foods	$12,573	$(91)	$(697)	$—	$(121)	$11,664	11.1%	4.6%

2010
U.S. Beverages	$821	$(115)	$—	$—	$—	$706
U.S. Cheese	845	(5)	—	—	—	840
U.S. Convenient Meals	770	—	—	—	—	770
U.S. Grocery	816	—	—	—	—	816
U.S. Snacks	1,392	—	—	—	—	1,392
Canada & N.A. Foodservice	1,044	(5)	—	—	—	1,039

Kraft Foods North America	$5,688	$(125)	$—	$—	$—	$5,563

Kraft Foods Europe	2,709	—	—	—	—	2,709
Kraft Foods Developing Markets	2,921	(42)	—	(4)	—	2,875

Kraft Foods	$11,318	$(167)	$—	$(4)	$—	$11,147

(1)	Impact of divestitures includes Starbucks CPG business.
(2)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.
(3)	Organic Revenue Growth (Non-GAAP) drivers were as follows:

	Organic Growth Drivers
	Vol / Mix		Price
U.S. Beverages	(1.4	)pp	5.4pp
U.S. Cheese	1.7		2.3
U.S. Convenient Meals	(1.6)		4.5
U.S. Grocery	(6.9)		4.2
U.S. Snacks	1.3		0.4
Canada & N.A. Foodservice	(1.3)		5.0

Kraft Foods North America	(1.1)		3.3

Kraft Foods Europe	2.0		2.4
Kraft Foods Developing Markets	4.2		5.4

Kraft Foods	0.9	pp	3.7	pp

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended March 31,

($ in millions) (Unaudited)

		2010 Impacts			2011 Impacts
	2010 Operating Income - As Reported (GAAP)	Acquisition- Related Costs (1)	Integration Program Costs (2)	Impact of Divestitures (3)	Impact of Acquisitions (4)	Integration Program Costs (2)	Impact of Currency	Impact of Divestitures (3)	Operations	2011 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$172	$—	$—	$(32)	$—	$—	$—	$13	$8	$161	(6.4)%
U.S. Cheese	134	—	—	(1)	—	—	—	—	1	134	0.0%
U.S. Convenient Meals	84	—	—	—	—	—	—	—	21	105	25.0%
U.S. Grocery	286	—	—	—	—	—	—	—	6	292	2.1%
U.S. Snacks	207	5	(2)	—	12	(7)	—	—	(22)	193	(6.8)%
Canada & N.A. Foodservice	100	2	1	—	14	(1)	7	2	26	151	51.0%

Kraft Foods North America	$983	$7	$(1)	$(33)	$26	$(8)	$7	$15	$40	$1,036	5.4%
Kraft Foods Europe	289	23	1	—	24	(51)	4	—	18	308	6.6%
Kraft Foods Developing Markets	359	27	—	(1)	53	(35)	(6)	—	8	405	12.8%
Unrealized G/(L) on Hedging Activities	(38)	—	—	—	18	—	—	—	82	62
HQ Pension	(56)	—	—	—	—	—	—	—	14	(42)
General Corporate Expenses	(298)	203	43	—	(2)	(10)	—	—	(2)	(66)
Amortization of Intangibles	(33)	—	—	—	(18)	—	—	—	(6)	(57)

Kraft Foods	$1,206	$260	$43	$(34)	$101	$(104)	$5	$15	$154	$1,646	36.5%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(3)	Impact of divestitures includes Starbucks CPG business.
(4)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended March 31,

($ in millions, except percentages) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition- Related Costs (2)	Underlying (Non-GAAP)
2011
Operating Income	$1,646	$104	$—	$1,750
Operating Income Margin	13.1%			13.9%

2010
Operating Income	$1,206	$43	$260	$1,509
Operating Income Margin	10.7%			13.3%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Three Months Ended March 31, 2010 (GAAP)	$1.16
Earnings and gain from discontinued operations, net of income taxes	1.01

Diluted EPS Attributable to Kraft Foods from continuing operations for the Three Months Ended March 31, 2010 (GAAP)	0.15
Acquisition-related costs(1)	0.14
Acquisition-related interest and other expenses, net(2)	0.10
Integration Program costs(3)	0.02
U.S. health care legislation impact on deferred taxes(4)	0.08

Operating EPS for the Three Months Ended March 31, 2010 (Non-GAAP)	0.49

Increases in operations	0.03
Increases from operations from the Cadbury acquisition(5)	0.04
Decrease in operating income from divestitures (including Starbucks CPG business)	(0.01)
Change in unrealized gains on hedging activities	0.04
Changes in taxes(6)	—
Higher interest and other expense, net(7)	(0.03)

Higher shares outstanding	(0.04)

Operating EPS for the Three Months Ended March 31, 2011 (Non-GAAP)	0.52	6.1%

Integration Program costs(3)	(0.07)

Diluted EPS Attributable to Kraft Foods for the Three Months Ended March 31, 2011 (GAAP)	$0.45	(61.2)%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Acquisition-related interest and other expenses, net includes hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(3)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(4)	Reflects the impact of a deferred tax charge resulting from U.S. health care legislation enacted in March 2010.
(5)	Reflects the incremental January 2011 operating results from our Cadbury acquisition.
(6)	Excludes the impact of a deferred tax charge resulting from U.S. health care legislation enacted in March 2010.
(7)	Excludes impacts of acquisition-related interest and other expense, net.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	March 31, 2011	December 31, 2010	March 31, 2010 (1)
ASSETS
Cash and cash equivalents	$2,088	$2,481	$3,878
Receivables, net	7,131	6,539	6,572
Inventories, net	6,116	5,310	5,094
Other current assets	2,194	1,891	1,835
Property, plant and equipment, net	14,003	13,792	13,496
Goodwill	38,592	37,856	37,498
Intangible assets, net	26,351	25,963	25,918
Other assets	1,794	1,457	1,921

TOTAL ASSETS	$98,269	$95,289	$96,212

LIABILITIES AND EQUITY
Short-term borrowings	$1,812	$750	$890
Current portion of long-term debt	3,945	1,115	633
Accounts payable	5,535	5,409	5,415
Other current liabilities	8,487	8,386	9,044
Long-term debt	24,288	26,859	29,500
Deferred income taxes	8,252	7,984	7,672
Accrued pension costs	1,881	2,382	2,543
Accrued postretirement health care costs	3,052	3,046	2,866
Other liabilities	3,518	3,416	3,046

TOTAL LIABILITIES	60,770	59,347	61,609

TOTAL EQUITY	37,499	35,942	34,603

TOTAL LIABILITIES AND EQUITY	$98,269	$95,289	$96,212

(1)	As revised to reflect purchase price allocation changes from the Cadbury acquisition.